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                                                                    EXHIBIT 21.1


                              WINSTON HOTELS, INC.
                              List of Subsidiaries



        Name                                   Jurisdiction of Incorporation
        ----                                   -----------------------------

1.  Winston Manager Corporation                          Virginia